1 Autolus Therapeutics Announces Changes to its Board of Directors LONDON, April 1, 2024 – Autolus Therapeutics plc (Nasdaq: AUTL), a clinical-stage biopharmaceutical company developing next-generation programmed T cell therapies, today announces the appointment of Mike Bonney as Chairman of the Board, and Ravi Rao M.D., as Non-Executive Director. John H. Johnson advised the Board of his decision to step down from his role as Chairman of the Board and Non-Executive Director. These changes are effective as of today, April 1, 2024. “On behalf of the Board and Management team, we would like to thank John for his leadership during a transformational period for the Company, which included conducting the pivotal Phase 2 FELIX study and the U.S. Food and Drug Administration’s (FDA) acceptance of the filing of the Biologics License Application (BLA) for obe-cel in the treatment of patients with relapsed/refractory (r/r) adult B-cell Acute Lymphoblastic Leukemia (ALL). We wish John much success with his new projects,” said Dr. Christian Itin, Chief Executive Officer of Autolus. “We’re very pleased to welcome Mike Bonney as our new Chairman. Mike brings a wealth of commercial and corporate governance experience to the Board and Ravi Rao, M.D., adds clinical development and medical affairs experience in autoimmune and inflammatory disease. With these additional changes we believe the Board is well positioned for the next phase of the Company’s development to a fully integrated commercial company and its expanded interest in autoimmune disease.” Mike Bonney has over 30 years of biotech and pharmaceutical expertise. He served as Chief Executive Officer and Director of Cubist Pharmaceuticals from 2003 until 2014. Under his leadership, Cubist grew from a small micro-cap to the world’s leading antibiotic company and was acquired by Merck early in 2015 for $9.5 billion. Prior to Cubist, Mr. Bonney was Vice President of Sales and Marketing at Biogen where he built the company’s commercial infrastructure for the launch of its first product. Before joining Biogen, he spent 11 years at Zeneca Pharmaceuticals in a range of commercial, operating, and strategic roles, ending his career there as National Business Director. He is currently a director of Alnylam Pharmaceuticals and chair of Dunad Therapeutics and Gulf of Maine Research Institute. Mr. Bonney has served as a director with many companies previously including Celgene, Kaleido Biosciences, Magenta Therapeutics, Bristol Myers Squibb, Sarepta Therapeutics and Syros Pharmaceuticals. He received his undergraduate degree in economics from Bates College. Dr. Ravi Rao currently serves as Chief Medical Officer of Sitryx, having joined the company in 2022. He was previously Chief Medical Officer at Oxford Biomedica and Head of Research and Development and Chief Medical Officer at Swedish Orphan Biovitrum, where he led the development of several medicines in rare diseases across immunology and hematology. Before that, he worked at Roche Genentech and GlaxoSmithKline. Dr. Rao serves as a Board Member for DBV Technologies, and a Venture Partner for SV Health Investors. Dr. Rao is an accredited rheumatologist and was an academic physician-scientist at Imperial College (London). He is a Exhibit 99.1

2 Member of the Royal College of Physicians, London and an Honorary Member of the Faculty of Pharmaceutical Medicine. He received his MB. BChir from Cambridge University and his Ph.D. in vascular biology from Imperial College, completing a postdoctoral fellowship at Harvard Medical School. About Autolus Therapeutics plc Autolus is a clinical-stage biopharmaceutical company developing next-generation, programmed T cell therapies for the treatment of cancer and autoimmune disease. Using a broad suite of proprietary and modular T cell programming technologies, Autolus is engineering precisely targeted, controlled and highly active T cell therapies that are designed to better recognize target cells, break down their defense mechanisms and eliminate these cells. Autolus has a pipeline of product candidates in development for the treatment of hematological malignancies, solid tumors and autoimmune diseases. For more information, please visit www.autolus.com Forward-Looking Statements This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as "may," "will," "could," "expects," "plans," "anticipates," and "believes." These statements include, but are not limited to, statements regarding Autolus’ development and commercialization of its product candidates. Any forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could cause actual results, performance, or events to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, the risks that Autolus’ preclinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all, and possible safety and efficacy concerns. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Autolus’ actual results to differ from those contained in the forward-looking statements, see the section titled "Risk Factors" in Autolus' Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 21, 2024, as well as discussions of potential risks, uncertainties, and other important factors in Autolus' subsequent filings with the SEC. All information in this press release is as of the date of the release, and Autolus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing Autolus’ views as of any date subsequent to the date of this press release. Contact: Olivia Manser +44 (0) 7780 471568 o.manser@autolus.com Julia Wilson +44 (0) 7818 430877 j.wilson@autolus.com

3 Susan A. Noonan S.A. Noonan Communications +1-917-513-5303 susan@sanoonan.com